As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sportsman’s Warehouse Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-1975614
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Sportsman’s Warehouse Holdings, Inc.

1475 West 9000 South, Suite A, West Jordan, Utah 84088
(Address of Principal Executive Offices) (Zip Code)

Sportsman’s Warehouse Holdings, Inc. Second Amended and Restated 2019 Performance Incentive Plan
(Full title of the plan)

Jennifer Fall Jung
Chief Financial Officer and Secretary
1475 West 9000 South, Suite A,

West Jordan, Utah 84088
(Name and address of agent for service)

(801) 566-6681

(Telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley

Logan Tiari

Cooley LLP

350 South Grand Avenue, Suite 3200

Los Angeles, California 90071

(213) 561-3250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Sportsman’s Warehouse Holdings, Inc. (the “Registrant”) to register an additional 1,928,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Registrant’s Second Amended and Restated 2019 Performance Incentive Plan (as amended, the “2019 Plan”).

The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2019 (File No. 333-233569) and June 5, 2024 (File No. 333-279974) and Post-Effective Amendments to Form S-8 filed with the Commission on August 30, 2019 (File No. 333-195338) and June 5, 2024 (File No. 333-275199) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated by reference into this Registration Statement:

(i) the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on March 31, 2026;

(ii) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2026, filed with the SEC on June 2, 2026;

(iii) the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 from the Registrant’s Definitive Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Stockholders (filed with the SEC on April 14, 2026); and

(iv) the description of the Registrant’s Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36401), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 7, 2014, as updated by the description of the Registrant’s common stock contained in the Company’s Annual Report on Form 10-K for the year ended February 3, 2024, filed with the SEC on April 4, 2024.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
5.1*	Opinion of Cooley LLP
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1	Sportsman’s Warehouse Holdings, Inc.’s Second Amended and Restated 2019 Performance Incentive Plan (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on May 28, 2026)
107*	Filing Fee Table

__________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Jordan, State of Utah, on June 2, 2026.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jennifer Fall Jung
Jennifer Fall Jung
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Stone and Jennifer Fall Jung, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Stone	President and Chief Executive Officer	June 2, 2026
Paul Stone	(Principal Executive Officer)

/s/ Jennifer Fall Jung	Chief Financial Officer and Secretary	June 2, 2026
Jennifer Fall Jung	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard McBee	Chair of the Board and Director	June 2, 2026
Richard McBee

/s/ Martha Bejar	Director	June 2, 2026
Martha Bejar

/s/ Michael Tucci	Director	June 2, 2026
Michael Tucci

/s/ Steven Sansom	Director	June 2, 2026
Steven Sansom

/s/ Nancy Walsh	Director	June 2, 2026
Nancy Walsh